EXHIBIT (3)








































                       ARTICLES OF AMENDMENT

                     TO THE RESTATED CHARTER OF

                         DIXIE YARNS, INC.


Pursuant to Section 48-20-106 of the Tennessee Business
Corporation Act, the undersigned corporation hereby submits the following Articles of Amendment to amend its Restated
Charter and states as follows:

1.      The name of the corporation is Dixie Yarns, Inc.

2. The text of Part I, Article 1 of the Restated Charter is hereby amended to read as follows:

        The name of the corporation is THE DIXIE GROUP, INC.

3. The amendment was duly adopted on February 20, 1997, by the Board of Directors.

4. The amendment was duly adopted on May 1, 1997, by the shareholders.

DATED this   1st   day of May, 1997.


                                DIXIE YARNS, INC.


                                BY: /s/ DANIEL K. FRIERSON
                                    Daniel K. Frierson
                                    President, Chief Executive
                                    Officer and Chairman of the
                                    Board



















                         RESTATED CHARTER
                                OF
                         DIXIE YARNS, INC.

UNDER SECTION 48-20-107 OF THE TENNESSEE BUSINESS CORPORATION ACT


Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, the undersigned corporation, by its board of directors, adopts the following restated charter:

Part I:

1. The name of the Corporation is DIXIE YARNS, INC.

2. The address of the principal office of the Corporation in Tennessee is 1100 South Watkins Street, Chattanooga, Hamilton County, Tennessee 37404.

3. The general nature of the business to be transacted by the corporation is manufacturing, mercerizing and processing yarns, and doing all things necessary or incidental thereto.

4. The total amount of the capital stock of this corporation is 296,000,000 shares of common stock and 16,000,000 shares of Preferred Stock.

   (a)(i) The common stock which the corporation shall have authority to issue shall consist of:

          (1) 80,000,000 shares of Common Stock having $3 par value per share;
          (2) 16,000,000 shares of Class B Common Stock having $3 par value per share; and
          (3) 200,000,000 shares of Class C Common Stock having $3 par value per share.

   (a)(ii) The preferred stock which the Corporation shall have authority to issue shall consist of 16,000,000 shares of Preferred Stock, issuable in series, the rights, preferences and powers of which shall be determined by the Board of Directors in the resolution or resolutions authorizing the issuance of such shares.

   (b) The holders of Common Stock and Class B Common Stock shall have the same rights and privileges, except that:

       (1) The holders of Common Stock and Class B Common Stock shall have the right to vote, but not as separate classes except to the extent required by law, upon all matters submitted to the stockholders of the corporation for consideration at any meeting of stockholders; provided, however, that (i) the holders of Common Stock shall be entitled to one vote per share and the holders of Class B Common Stock shall be entitled to twenty votes per share with respect to each matter to be voted upon, and
(ii) in addition to any other vote required by law, the corporation may not alter or change, either by increase, diminution or otherwise, the relative rights, preferences, privileges, restrictions, dividend rights, voting power or other powers given to the holders of Common Stock and Class B Common Stock pursuant to this Article Fourth of this Charger other than by the affirmative vote of not less than two-thirds of all the votes entitled to be voted by the holders of each class of stock voting as a separate class, except that the corporation may increase the total number of shares of Common Stock or Class B Common Stock that may be issued by the corporation and may approve a merger, acquisition, sale or transfer of all or substantially all of the assets of the corporation, or any other such transaction by the affirmative vote of a majority of all the votes entitled to be voted by the holders of Common Stock and Class B Common Stock voting together without regard to class, as provided in subsection (i) above.

       (2)(i) For the four year period immediately following the completion of the Corporation's Exchange Offer dated March 22, 1985, if a quarterly dividend is declared on the Class B Common Stock, a $.20 per share greater quarterly dividend shall be paid on the Common Stock; provided that should shares of Common Stock or Class B Common Stock be distributed to shareholders of the Corporation in the form of a dividend or split, then the amount per share of greater quarterly dividend required to be paid on the Common Stock by this Section shall be adjusted proportionately so that the effect thereof is to provide a $.20 per share greater quarterly dividend on the Common Stock outstanding prior to all of such stock dividends and stock splits.

          (ii) No cash dividend or dividend of property or stock, other than stock of the corporation as provided for in subsection 2(iv) below, may be declared and paid, per share, on the Class B Common Stock unless a dividend of an equal or greater amount of cash or value of property or stock has been declared and paid, per share, on the Common Stock.

          (iii) A dividend of cash, property or stock may be paid on the Common Stock without an equal or any dividend being paid on the Class B Common Stock.

          (iv) A dividend of shares of Common Stock may be paid to holders of Common Stock only or to the holders of both Common Stock and Class B Common Stock if the number of shares paid per share to holders of Common Stock and Class B Common Stock shall be the same; a dividend of shares of Class B Common Stock may be paid to holders of Common Stock only or to holders of both Common Stock and Class B Common Stock if the number of shares paid per share to holders of Common Stock and Class B Common Stock shall be the same; and a dividend of shares may be declared and paid in Common Stock to holders of Common Stock and in Class B Common Stock to holders of Class B Common Stock, if the number of shares paid per share to holders of Common Stock and Class B Common Stock shall be the same.

       (3) Shares of Class B Common Stock shall not be registered in "street" or "nominee" name, nor shall such shares be sold, assigned, transferred, pledged or otherwise disposed of except as provided in subparagraphs (i) and (ii) of this paragraph 3.

          (i) A holder of shares of Class B Common Stock may sell, assign, give, bequeath or otherwise transfer all or part of said shares (a) to a co-owner; (b) to a trust for the benefit of the owner or owners; (c) to the owner's spouse or a trust for the benefit of the owner's spouse; (d) to the owner's brothers or sisters; (e) to the parents and issue, including adopted children, of the owner, or a trust or custodianship for the benefit of any such person; (f) if the owner is an estate or the personal representative thereof, a trust or trustee, guardian, custodian or similar entity, then to the beneficiary or beneficiaries thereof; and (g) to the corporation; and

          (ii) Shares of Class B Common Stock may be pledged by the owner thereof, provided such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the restrictions of this paragraph 3. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may, at the option of the pledgee, be sold, transferred or otherwise disposed of only on behalf of the owner to those persons specified in subparagraph (i) of this paragraph 3 or after May 1, 1989 be converted into shares of Common Stock in accordance with the provisions of paragraph (4) of this Section (b).

               For purposes of this paragraph 3, any sale, assignment, transfer or pledge incident to a merger, acquisition or other such transaction approved by the Board of Directors of the Corporation shall not be subject to the restrictions of this paragraph 3; provided, however, that any other sale, assignment, transfer or pledge occurring by operation of law, and any sale, assignment, transfer or pledge of the stock or any interest in a corporation, partnership or other entity which owns or holds shares of Class B Common Stock, whether or not such sale, assignment, transfer or pledge constitutes a transfer of control of such entity, shall be subject to the restrictions of this paragraph 3.

Any transfer or attempted transfer in contravention of the restrictions set forth in this paragraph 3 shall be void.

       (4) From and after May 1, 1989, the outstanding shares of Class B Common Stock shall be convertible into fully paid and nonassessable shares of Common Stock at the option of the holders thereof on a one share for one share basis. In order for a stockholder to effect any such conversion, such stockholder must furnish the corporation with a written notice of the request for conversion, which notice shall be addressed to the principal office of the corporation or to the corporation's designated transfer agent, shall state the number of shares of Class B Common Stock to be converted into shares of Common Stock and shall be accompanied by a certificate or certificates, properly endorsed and ready for transfer. A conversion shall be deemed to be made on the close of business of the date when the corporation or transfer agent has received the prescribed written notice and required certificate or certificates, properly endorsed and ready for transfer.

       (5) Except as provided in subsection (2)(iv) above, shares of Class B Common Stock outstanding at any time shall not be split or subdivided, whether by stock distribution, reclassification, recapitalization, or otherwise, so as to increase the number of shares thereof issued and outstanding unless at the same time the shares of Common Stock are split up or subdivided whether by stock distribution, reclassification, recapitalization, or otherwise, so that the number of shares thereof outstanding shall be proportionately increased in order to maintain the same proportionate equity ownership (i.e., the same proportion of shares held by each class) between the holders of Common Stock and Class B Common Stock as existed on the date following the date of issuance of the Class B Common Stock in exchange for shares of Common Stock as proposed in connection with this amendment of the Charter.






       (6) Shares of Common Stock outstanding at any time shall not be reverse split or combined, whether by reclassification, recapitalization or otherwise, so as to decrease the number of shares thereof issued and outstanding unless at the same time the shares of Class B Common Stock are reverse split or combined so that the number of shares thereof outstanding shall be proportionately decreased in order to maintain the same proportionate ownership (i.e., the same proportion of shares held by each class) between the holders of Common Stock and Class B Common Stock as existed on the date following the date of issuance of the Class B Common Stock in exchange for shares of Common Stock as proposed in connection with this amendment of the Charter.

       (7) In the event of a liquidation or dissolution of the corporation, or a winding up of its affairs, whether voluntary or involuntary, or a merger or consolidation of the corporation, after payment or provision for payment of the debts or liabilities of the corporation, holders of Common Stock and Class B Common Stock shall be entitled to share pro rata(i.e., an equal amount of assets distributed for each share of either Common Stock or Class B Common Stock) in the remaining assets of the corporation.

   (c) Neither the Common Stock nor the Class B Common Stock shall be subject to redemption or call by the corporation nor shall the holders of such shares be entitled to preemptive rights with respect to the issuance of additional shares of Common Stock or Class B Common Stock.

   (d) The holders of Class C Common Stock shall have the same rights and privileges as holders of Common Stock, and Class B Common Stock except that:

       (i) The holders of Class C Common Stock shall have the right to vote, but not as a separate class except to the extent required by law, upon all matters submitted to the stockholders of the corporation for consideration at any meeting of stockholders; provided, however, that the holders of Class C Common Stock shall be entitled to 1/20th vote per share with respect to each matter to be voted upon;

       (ii) If any cash dividend or dividend of property or stock, other than stock of the corporation as provided for in subsection (d)(iii) below, shall be declared and paid, per share, on the Common Stock, then a dividend of an equal amount of cash or value of property or stock shall be declared and paid, per share, on the Class C Common Stock; and no cash dividend or dividend of property or stock, other than as provided for in subsection
(d)(iii) below, may be declared and paid, per share, on the Class C Common Stock, unless a dividend of an equal amount of cash or value of property or stock has been declared and paid, per share, on the Common Stock; and provided that if any cash dividend or dividend of property or stock, other than as provided for in subsection (d)(iii) below, shall be declared and paid, per share, on the Class B Common Stock, then a dividend of an equal or greater amount of cash or value of property or stock shall be declared and paid, per share, on the Class C Common Stock;

       (iii) If any dividend of shares of any class of common stock is paid to holders of Common Stock, or to holders of Class B Common Stock in the event that there is no Common Stock outstanding, then an equal dividend of shares of such common stock shall be paid to holders of Class C Common Stock; provided, however, that if any dividend of shares of Common Stock is declared and paid to holders of Common Stock and in Class B Common Stock to holders of Class B Common Stock, then an equal dividend of shares of Class C Common Stock shall be paid to holders of Class C Common Stock and if any dividend of shares of Class C Common Stock is declared and paid to holders of Class B Common Stock then an equal dividend of shares of Class C Common Stock shall be declared and paid to holders of Common Stock and Class C Common Stock; and provided further that if only shares of Class B Common Stock and Class C Common Stock are outstanding and a dividend of shares of Class B Common Stock is paid to holders of Class B Common Stock, then an equal dividend of shares of Class C Common Stock or Common Stock may be paid to holders of Class C Common Stock;

       (iv) Except as provided in subsection (d)(iii) above, if shares of Common Stock and Class B Common Stock outstanding at any time are split or subdivided, whether by stock distribution, reclassification, recapitalization, or otherwise, so as to increase the number of shares thereof issued and outstanding, then the shares of Class C Common Stock shall be split or subdivided, whether by stock distribution, reclassification, recapitalization, or otherwise, so that the number of shares thereof outstanding shall be proportionately increased in order to maintain the same proportionate equity ownership (i.e., the same proportion of shares held by each class) among the holders of Common Stock, Class B Common Stock and Class C Common Stock as existed on the date hereof; similarly, if shares of Class C Common Stock shall be split or subdivided in any manner, then all other outstanding classes of common stock shall be proportionately split or subdivided;

       (v) If shares of Common Stock and Class B Common Stock outstanding at any time are reverse split or combined, whether by reclassification, recapitalization or otherwise, so as to decrease the number of shares thereof issued and outstanding, then the shares of all other classes of common stock shall be reverse split or combined so that the number of shares thereof outstanding shall be proportionately decreased in order to maintain the same proportionate ownership (i.e., the same proportion of shares held by each class) between the holders of Common Stock, Class B Common Stock and Class C Common Stock as existed on the date hereof; similarly, if shares of Class C Common Stock are reverse split or combined in any manner, all other outstanding classes of common stock shall be proportionately reverse split or combined;

       (vi) In the event of a liquidation or dissolution of the corporation, or a winding up of its affairs, whether voluntary of involuntary, or a merger or consolidation of the corporation, after payment or provision for payment of the debts or liabilities of the corporation, holders of Class C Common Stock shall be entitled to share pro rata in the remaining assets of the corporation with the holders of all other outstanding classes of common stock.

    (e) The Class C Common Stock shall not be subject to redemption or call by the corporation nor shall the holders of such shares be entitled to preemptive rights with respect to the issuance of additional shares of Common Stock, Class B Common Stock, or Class C Common Stock.

5. The amount of capital stock with which this corporation will continue business shall be its present capital and surplus, the capital stock of which has been unimpaired.

6. The time of existence of this Corporation shall be perpetual.

7. Holders of Common Stock shall not have the right to subscribe pro rata according to their holdings for any unissued Common Stock which the corporation proposes to issue.

8. To the fullest extent now or hereafter provided by Tennessee law, no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that unless and to the extent so provided by Tennessee law, such provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (c) under Section 48-18-304 of the Tennessee Code. This provision shall not eliminate or limit the liability of a director for any act of omission occurring prior to the date that it becomes effective.

9. The Corporation's registered agent for service of process is Thomas C. Robinson, Jr., 1100 South Watkins Street, Chattanooga, Hamilton County, Tennessee 37404.

10. The Corporation is a for-profit corporation.



Part II:

1. The date the original charter was filed by the Secretary of State was July 25, 1932.

2. The restated charter restates the text of the charter as amended theretofore, without making any further amendment or change except as provided below, and was duly authorized at a meeting of the directors on August 10, 1989.

    a. Article 9 of the Charter was added to identify the Corporation's registered agent.

    b. Article 10 of the Charter was added to state that the Corporation is for profit.


   Dated: September 26, 1989.

                             DIXIE YARNS, INC.

                             BY:  /s/THOMAS C. ROBINSON
                                  _____________________

                                  Secretary